HERSHA HOSPITALITY TRUST

                             ARTICLES SUPPLEMENTARY

     Hersha Hospitality Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation
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of  Maryland  that:

     FIRST: Under a power contained in Article VI of the Trust's Amended and Restated Declaration of Trust (the "Declaration"), the Board of Trustees of the
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Trust  (the  "Board  of Trustees"), by resolution duly adopted at a meeting duly
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called  and  held,  classified  and  designated  350,000  preferred  shares  of beneficial interest (as defined in the Declaration) as Series A Preferred Shares of beneficial interest, par value $.01 per share (the "Series A Preferred
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Shares"),  with  the  preferences,  conversion  and other rights, voting powers,
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restrictions,  limitations  as  to  dividends  and  other  distributions, qualifications and terms and conditions of redemption set forth below. Upon any restatement of the Declaration, Sections 1 through 10 of this Article FIRST shall become part of Article Sixth of the Declaration, with such changes in enumeration as are necessary to complete such restatement.

                            SERIES A PREFERRED SHARES

     1.     Designation  and  Amount;  Rank.  350,000  preferred  shares  of
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beneficial  interest  are classified and designated as Series A Preferred Shares of  beneficial  interest,  par  value  $.01  per  share (the "Series A Preferred
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Shares").  The  Series  A Preferred Shares shall rank (i) senior to any class of
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common  shares of the Trust regardless of whether or not existing on the date of filing of these Articles Supplementary, which shall include, without limitation, the Trust's Priority Class A Common Shares, $.01 par value per share, and the Trust's Class B Common Shares, $.01 par value per share, and any other class or series of shares of beneficial interest of the Trust, either specifically ranking by its terms junior to the Series A Preferred Shares or not specifically ranking by its terms senior to or on parity with the Series A Preferred Shares (collectively, the "Junior Securities"), (ii) on parity with any class or series
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of  shares of beneficial interest of the Trust specifically ranking by its terms on parity with the Series A Preferred Shares, and (iii) junior to any class or series of shares of beneficial interest of the Trust specifically ranking by its terms senior to the Series A Preferred Shares, in each case, as to payment of dividends, voting, distributions of assets upon liquidation, dissolution or winding-up, whether voluntary or involuntary, or otherwise.

     2.     Dividend  Rights.
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          (a)     Each Series A Preferred Share shall entitle the holder thereof to receive dividends out of any assets legally available therefor, prior to and in preference to any declaration or payment of any dividend on any Junior Securities and pari passu with any shares of beneficial interest ranking on parity with the Series A Preferred Shares. Dividends shall be payable when and as authorized by the Board of Trustees and declared by the Trust. Dividends on each Series A Preferred Share shall accrue at 10.5% per annum (the "Dividend
                                                                        --------
Rate")  on the Original Issue Price (as hereafter defined), which dividend shall
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commence  accruing  on  the  Original  Issue  Date  (as  hereinafter  defined).
Dividends on the Series A Preferred Shares shall be cumulative and shall be payable in cash in arrears on a date no later than the twentieth (20th) day


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after  the end of each quarter (each a "Dividend Payment Date"), commencing with
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the  quarter ending June 30, 2003, to holders of record on the close of business on the last Business day of the applicable quarter. Dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Trust legally available for the payment of dividends. To the extent that any dividend on the Series A Preferred Shares is not paid on the Dividend Payment Date, such dividend shall accumulate, but not compound, from that date at the Dividend Rate until such dividend is paid in full. The date on which the Trust initially issues a Series A Preferred Share shall be referred to as the "Original Issue Date" regardless of the number of
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transfers  of  such  shares  made  on the share records maintained by or for the
Trust and regardless of the number of certificates that may be issued to evidence such share.

          (b) The Trust shall not (i) pay or set aside for payment any dividends on Junior Securities or (ii) redeem, repurchase or otherwise acquire any Junior Securities, except as required by Article VII of the Declaration of Trust or the excess share and real estate investment trust qualification provisions of applicable law in a manner which satisfies Section 305(b) of the Code, until all accumulated, accrued and unpaid dividends have been paid on the Series A Preferred Shares through the last preceding Dividend Payment Date.

          (c) The amount of dividends payable for each quarterly dividend period for the Series A Preferred Shares shall be computed by multiplying the Original Issue Price by the Dividend Rate and dividing the result by four. The amount of dividends payable for the initial dividend period or any other period shorter or longer than a full quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year.

          (d) Dividend payments shall be made by wire transfer to an account designated by each holder of the Series A Preferred Shares or, if no account information is provided to the Trust by a holder of the Series A Preferred Shares, dividend payments shall be made by check delivered by first class mail to the address of such holder as set forth in the share records of the Trust.

          (e) For the sole purpose of determining whether a distribution (as defined in Section 2-301 of the Maryland General Corporation Law) is permitted under Maryland law, amounts that would be needed, if the Trust were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution shall not be added to the Trust's total liabilities.

     3.     Liquidation  Rights.
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          (a)     In  the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Trust, each holder of Series A Preferred Shares, before any distribution or payment is made upon any Junior Securities, shall be entitled to receive, out of the assets of the Trust available for distribution to the Trust's shareholders, the sum of (A) $100.00 per share (subject to equitable adjustment to reflect share splits, share combinations, share dividends,


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
recapitalizations,  and  like  occurrences)  and  (B)  all  accrued  but  unpaid dividends  (if  any)  payable  with  respect  to  such  shares (the "Liquidation
                                                                     -----------
Preference").
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          (b)     In the event the assets to be distributed among the holders of the Series A Preferred Shares upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, shall be insufficient to permit full payment of the Liquidation Preference and similar payments on any other class of shares ranking on a parity with the Series A Preferred Shares upon liquidation, then the holders of the Series A Preferred Shares and such other shares shall share ratably in any such distribution of the Trust's assets in proportion to the full respective distributable amounts to which they are entitled.

          (c) Upon any such liquidation, dissolution or winding up of the Trust, after the holders of the Series A Preferred Shares and any other class of beneficial interests ranking on a parity with the Series A Preferred Shares upon liquidation shall have been paid in full in accordance with the rights and preferences to which they are entitled, the remaining net assets of the Trust shall be distributed to the holders of Junior Securities.

          (d) Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Shares, such notice to be addressed to each such holder at his post office address as shown on the records of the Trust.

          (e) For purposes of this Section, a liquidation, dissolution or winding up of the Trust shall be deemed to be occasioned by, or to include, (A) the acquisition of a majority of the beneficial interests in the Trust by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Trust) in which outstanding shares of the Trust are exchanged for securities or other consideration issued, or caused to be issued by the acquiring entity or its subsidiary (an "Acquisition"), or (B) a sale, lease,
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exchange  or  other transfer (in one transaction or a series of transactions) of all  or  substantially  all  of  the  assets of the Trust (an "Asset Transfer"),
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unless  in  each of the cases set forth in (A) and (B) of this Section 3(e), the
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Trust's  shareholders  of  record  as  constituted  immediately  prior  to  such
Acquisition or Asset Transfer will, immediately after such Acquisition or Asset Transfer (by virtue of securities issued as consideration for the Trust's Acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving, continuing or purchasing entity.

          (f) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by a majority of the independent Trustees then serving on the Board of Trustees. For purposes of this provision, the "independent" Trustees shall be those Trustees serving on the Board of Trustees of the Trust who satisfy the requirements for treatment as an "independent" trustee or "independent" director under the rules of the American Stock Exchange.


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
     4.     Conversion.  The holders of Series A Preferred Shares shall have the
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following rights with respect to the conversion of the Series A Preferred Shares into  shares  of  the  Trust's  Priority  Class A Common Shares (the "Conversion
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Rights"):
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          (a)     Optional  Conversion.  Subject  to  and in compliance with the
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provisions  of  this Section 4, any Series A Preferred Shares may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of the Trust's Priority Class A Common Shares. The number of shares of Priority Class A Common Shares to which a holder of Series A Preferred Shares shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate then in effect (determined as provided in Section 4(b)) by the number of Series A Preferred Shares being converted.

          (b)     Conversion  Rate.  The  conversion  rate in effect at any time
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for conversion of the Series A Preferred Shares (the "Conversion Rate") shall be
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the  quotient obtained by dividing (x) $100.00 (hereinafter, the "Original Issue
                                                                  --------------
Price"),  plus  the  per  share  amount  of  all  accrued  but  unpaid dividends
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outstanding  on  the  shares  to  be  converted  by  (y)  the  Conversion Price, calculated  as  provided  in  Section  4(c).

          (c)     Conversion  Price.  The  conversion  price  for  the  Series A
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Preferred Shares shall initially be equal to $6.7555 (as adjusted as hereinafter provided,  the  "Conversion  Price").  Such  initial  Conversion  Price shall be
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adjusted from time to time in accordance with this Section 4.  All references to the  Conversion  Price  herein  shall  mean the Conversion Price as so adjusted.

          (d)     Mechanics  of  Conversion.
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               (i)     The  Conversion  Rights  in  this  Section  4  shall  be
exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of Series A Preferred Shares into Priority Class A Common Shares and by surrender of a certificate or certificates for the shares so to be converted and delivery of the undertaking described in Subsection
(d)(ii) below, to the Trust at its principal office (or such other office or agency of the Trust as the Trust may designate by notice in writing to the holder or holders of the Series A Preferred Shares) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses), subject to compliance with Article VII of the Declaration and applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Priority Class A Common Shares shall be issued. Promptly after the receipt by the Trust of the written notice referred to in this Subsection 4(d) and surrender of the certificate or certificates for the share or shares of the Series A Preferred Shares to be converted, the Trust shall issue and deliver, or cause to be issued and delivered, to the holder, within five (5) business days, registered in such name or names as such holder may direct, subject to compliance with Article VII of the Declaration and applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Priority Class A Common Shares issuable upon the conversion of such share or Series A Preferred Shares. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Trust and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such Series A Preferred Shares shall cease, and the person or persons in whose name or names any certificate


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
or certificates for shares of Priority Class A Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

               (ii) It shall be a condition to the exercise of the conversion rights hereunder that each proposed registered holder of the Priority Class A Shares shall have executed and delivered to the Trust an undertaking to reimburse the Trust for the amount of any "unearned dividends" with respect to such shares. The per share amount of such "unearned dividends" shall be equal to the product of (A) the amount of the per share dividend paid in respect of the Priority Class A Shares in respect of the next record date which is on or after the effective date of the conversion (which record date is hereafter referred to as the "Current Record Date") multiplied by (B) a fraction, the
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numerator  of  which  is the number of days in the period beginning with the day following the record date for the preceding dividend payment date (the "Prior Record Date") and ending with the effective date of the conversion and the denominator of which is the number of days in the period beginning with the day following the Prior Record Date and ending on the Current Record Date. Such undertaking shall acknowledge that the certificates representing the Priority Class A Shares may bear a legend referring to the provisions of this clause (ii) and such undertaking, which shall be binding on any transferee of such shares.

          (e)     Adjustment  for  Shares Splits and Combinations.  If the Trust
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shall,  at any time or from time to time after the Original Issue Date, effect a subdivision of the outstanding Priority Class A Common Shares without a corresponding subdivision of the Series A Preferred Shares, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Trust shall, at any time or from time to time after the Original Issue Date, combine the outstanding shares of Priority Class A Common Shares into a smaller number of shares without a corresponding combination of the Series A Preferred Shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Subsection 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f)     Adjustment  for  Reclassification,  Exchange and Substitution.
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If, at any time or from time to time after the Original Issue Date, the Priority
Class A Common Shares issuable upon the conversion of the Series A Preferred Shares are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or share dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), each holder of Series A Preferred Shares shall have the right thereafter to convert such shares into the kind and amount of shares and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Priority Class A Common Shares into which such Series A Preferred Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (g)     Reorganizations,  Mergers,  Consolidations or Sales of Assets.
                  -------------------------------------------------------------
If, at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Priority Class A Common Shares (other than an Acquisition or Asset Transfer as defined in


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
Section 3, or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred Shares shall thereafter be entitled to receive upon conversion of the Series A Preferred Shares the number of shares or other securities or property of the Trust to which a holder of the number of shares of Priority Class A Common Shares deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such shares or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred Shares after the capital reorganization such that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Shares) shall be applicable after that event and be as nearly equivalent as practicable.

          (h)     Sale  of  HT  Common  Shares  Below  Conversion  Price.
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                    (i)     If,  at  any  time  or  from  time to time after the
Original Issue Date, the Trust issues or sells, or is "deemed" by the express provisions of this Subsection 4(h)(i) to have issued or sold (other than in connection with an "Antidilution Carve Out Event"), Additional HT Common Shares (as defined in Subsection 4(h)(iv) below), for an Effective Price (as defined in Subsection 4(h)(iv) below) that is less than eighty-five percent (85%) of the then effective Conversion Price, then and in each such case, the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price by a fraction (i) the numerator of which shall be (A) the number of HT Common Shares deemed outstanding (as defined in the next sentence) immediately prior to such issue or sale, plus (B) the number of HT Common Shares which the aggregate consideration received (as defined in Subsection 4(h)(ii)) by the Trust for the total number of Additional HT Common Shares so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of HT Common Shares deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional HT Common Shares actually issued. As used herein, the number of HT Common Shares "deemed" to be outstanding as of a given date shall be the sum of (A) the number of HT Common Shares actually outstanding, (B) the number of HT Common Shares into which the then outstanding Series A Preferred Shares could be converted if fully converted on the day immediately preceding the given date, and (C) the number of HT Common Shares which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date as set forth in Section 4(h)(ii) below. As used herein, an "Antidilution Carve Out Event" shall mean the issuance of HT Common Shares (A) as a dividend or other distribution on any class of shares, (B) pursuant to a subdivision or combination of HT Common Shares as provided in
Section 4(e) above, (C) pursuant to any employee benefit plan approved by the Board of Trustees which plans shall issue, in the aggregate, no more than 650,000 shares of HT Common Shares (an "Approved Employee Benefit Plan"), (D) pursuant to a plan providing for the issuance of additional HT Common Shares upon reinvestment of dividends and additional optional amounts under such plan where the dividends are reinvested at an amount per HT Common Share issued thereunder that is equal to or greater than 95% of the fair market value of such HT Common Shares (a "DRIP") or (E) upon exchange of partnership interests in the Operating Partnership pursuant to


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
and in accordance with Section 8.05 of the Amended and Restated Limited Partnership Agreement of Hersha Hospitality Limited Partnership (the "HLP
                                                                             ---
Agreement").
---------

                    (ii) For the purpose of making any adjustment required under this Section 4(h), the consideration received by the Trust for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Trust, after deduction of any underwriting or similar discount, commission, compensation or concessions paid or allowed by the Trust in connection with such issue or sale, but without deduction of any expenses payable by the Trust, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Trustees, and (C) if Additional HT Common Shares, Convertible Securities (as defined in subsection 4(h)(iii)) or rights or options to purchase either Additional HT Common Shares or Convertible Securities are issued or sold together with other stock or securities or other assets of the Trust for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Trust's Board of Trustees to be allocable to such Additional HT Common Shares, Convertible Securities or rights or options.

                    (iii) For the purpose of the adjustment required under this Section 4(h), if the Trust issues or sells (i) stock or other securities convertible into Additional HT Common Shares (such convertible stock or securities being herein referred to as "Convertible Securities") or (ii) rights
                                         ----------------------
or  options  for  the  purchase  of  Additional  HT Common Shares or Convertible
Securities, and if the Effective Price of such Additional HT Common Shares is less than eighty-five percent (85%) of the then effective Conversion Price, then in each such case, the Trust shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional HT Common Shares issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Trust for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Trust upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Trust (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof;

provided that if in the case of Convertible Securities the minimum amount of such consideration cannot be ascertained, but is a function of antidilution or similar protective clauses, the Trust shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

provided further that if the minimum amount of consideration payable to the Trust upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

provided further that if the minimum amount of consideration payable to the Trust upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of


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
consideration payable to the Trust upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional HT Common Shares on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional HT Common Shares so issued were the Additional HT Common Shares, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional HT Common Shares, if any, were issued or sold for the consideration actually received by the Trust upon such exercise, plus the consideration, if any, actually received by the Trust for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Trust (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred Shares.

                    (iv)     "HT  Common  Shares"  shall  mean  and  include the
                              ------------------
Trust's authorized Priority Class A Common Shares, as constituted on the date of filing of these Articles Supplementary; provided, however, that such term, when used to describe the securities receivable upon conversion of shares of the Series A Preferred Shares, shall include only shares designated as HT Common Shares of the Trust on the date of filing of these Articles Supplementary, any shares resulting from any combination or subdivision thereof referred to in
Section  4,  or  in  case  of  any  reorganization  or  reclassification  of the outstanding  shares  thereof,  the  stock,  securities or assets provided for in
Section  4).  "Additional  HT  Common  Shares"  shall  mean all HT Common Shares
               ------------------------------
issued by the Trust or deemed to be issued pursuant to this Section 4(h), whether or not subsequently reacquired or retired by the Trust. The "Effective
                                                                       ---------
Price"  of  Additional  HT  Common  Shares shall mean the quotient determined by
-----
dividing the aggregate consideration received, or deemed to have been received by the Trust for such issuance or sale or deemed issuance or sale under this
Section 4(h), for such Additional HT Common Shares by the total number of Additional HT Common Shares issued or sold, or deemed to have been issued or sold by the Trust under this Section 4(h).

                    (v) If the Trust proposes to issue or sell Additional HT Common Shares for an Effective Price that is less than eighty-five percent (85%) of the Conversion Price and such issuance or sale will result in a reduction of the Conversion Price pursuant to this Section (h) (an "AMEX Dilutive Issuance"), then the AMEX Dilutive Issuance and the resulting potential issuance of Additional HT Common Shares upon conversion of the Series A Preferred Shares at a Conversion Price below the initial Conversion Price, must be approved by the shareholders of the Trust to the extent required by the rules of the American Stock Exchange. If such holders do not approve the AMEX Dilutive Issuance, and the resulting potential issuance of Additional HT Common Shares upon conversion of the Series A Preferred Shares at a Conversion Price below the initial Conversion Price, as required to be approved by the preceding sentence, then the Trust shall not consummate the AMEX Dilutive Issuance in any manner that would cause a reduction of the Conversion Price pursuant to this Subsection (h).

          (i)     Certificate  of  Adjustment.  In each case of an adjustment or
                  ---------------------------
readjustment of the Conversion Price for the number of Priority Class A Common Shares or other securities issuable upon conversion of any Series A Preferred Shares, if the Series A Preferred Shares are then convertible pursuant to this
Section 4, the Trust, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Shares at such holder's address as shown in the Trust's books and records. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Trust for any Additional HT Common Shares issued or sold or deemed to have been issued or sold, (ii) the Conversion Price in effect at the time, (iii) the number of Additional HT Common Shares issued or sold or deemed to have been issued or sold and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Shares.

          (j)     Minimum  Adjustment.  Notwithstanding  anything  herein to the
                  -------------------
contrary,  no  adjustment of the Conversion Price shall be made pursuant to this
Section 4 in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

          (k)     Notices of Record Date.  Upon (i) any taking by the Trust of a
                  ----------------------
record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3) or other capital reorganization of the Trust, any reclassification or recapitalization of the capital stock of the Trust, any merger or consolidation of the Trust with or into any other entity, or any Asset Transfer (as defined in Section 3), or any voluntary or involuntary dissolution, liquidation or winding up of the Trust, the Trust shall mail to each holder of Series A Preferred Shares at least ten
(10) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Priority Class A Common Shares (or other securities) shall be entitled to exchange their shares of Priority Class A Common Shares (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

          (l)     Optional  Redemption  by  the  Trust.
                  ------------------------------------

                    (i) At any time, and from time to time, the Trust, by vote of a majority of the members of the Board of Trustees, may redeem all or any part of the outstanding Series A Preferred Shares (which number shall be in an amount not less than the lesser of the number of such shares outstanding or 50,000 shares), by giving written notice at least 30 but not more than 90 days prior to the Call Date (as defined below) (the "Redemption Notice") to those
                                                    -----------------
holders whose Series A Preferred Shares the Trust wishes to redeem of the date on which such redemption  will  occur  (the "Call Date"), during which period (the "Redemption
                              ---------                               ----------
Notice  Period"), the holders of the Series A Preferred Shares who have received
--------------
a Redemption Notice may in lieu of having their shares redeemed, elect to convert the Series A Preferred Shares covered by the Redemption Notice in accordance with the conversion provisions set forth in Section 4(d). Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Shares shall cease (except the rights to convert and to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon as described in clause
(iii) below). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall, in a segregated account separate from the Trust's general assets, deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          Promptly after the surrender (in accordance with such notice) of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series A Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series A Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

                    (ii) The Redemption Notice shall set forth (A) the number of shares to be redeemed, (B) the Call Date, (C) the amount of the Redemption Price and (D) all other relevant terms. The Redemption Notice shall be mailed by the Trust, postage prepaid, to each holder whose shares are to be redeemed at its address shown on the records of the Trust. If the Trust elects to redeem any Series A Preferred Shares pursuant to this Section 4(l), such election shall not be revocable by the Trust and the Trust shall be obligated to redeem at the Redemption Price all shares to be redeemed on the Call Date set forth in the Redemption Notice, as described above.

                    (iii)     The per share Redemption Price shall be the sum of
(A) the Original Issue Price, (B) all accrued but unpaid dividends thereon pursuant to Section 2(a)
hereof, through and including the Call Date, without interest, and (C) a premium (the "Premium"), which Premium shall decline on a straight line basis over a ten
      -------
(10) year period equal to: $10.50 per share, with respect to redemptions noticed during the first twelve month period immediately following the Original Issue Date; $9.45 per share with respect to redemptions noticed during the second twelve month period immediately following the Original Issue Date; $8.40 per share with respect to redemptions noticed during the third twelve month period immediately following the Original Issue Date; $7.35 per share with respect to redemptions noticed during the fourth twelve month period immediately following the Original Issue Date; $6.30 per share with respect to redemptions noticed during the fifth twelve month period immediately following the Original Issue Date; $5.25 per share with respect to redemptions noticed during the sixth twelve month period immediately following the Original Issue Date; $4.20 per share with respect to redemptions noticed during the seventh twelve month period immediately following the Original Issue Date; $3.15 per share with respect to redemptions noticed during the eighth twelve month period immediately following the Original Issue Date; $2.10 per share with respect to redemptions noticed during the ninth twelve month period immediately following the Original Issue Date; $1.05 per share with respect to redemptions noticed during the tenth twelve month period immediately following the Original Issue Date; and, no premium with respect to redemptions noticed after completion of the tenth twelve month period immediately following the Original Issue Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption.

          (m)     Fractional  Shares.  No  fractional shares of Priority Class A
                  ------------------
Common Shares shall be issued upon conversion of Series A Preferred Shares. All shares of Priority Class A Common Shares (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Trust shall, in lieu of issuing any fractional shares, pay cash equal to the product of such fraction multiplied by the Priority Class A Common Shares' fair market value per share on the date of conversion (as reported by the securities exchange on which the Priority Class A Common Shares are then listed for trading, or if none, the most recently reported "over the counter" trade price or if none, as determined in good faith by the Board of Trustees).

          (n)     Reservation  of  Shares  Issuable  Upon Conversion.  The Trust
                  --------------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Priority Class A Common Shares, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Shares, such number of its shares of Priority Class A Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Shares. If at any time the number of authorized but unissued shares of Priority Class A Common Shares shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Shares, the Trust shall, prior to exceeding such number of authorized but unissued shares, take such Trust action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Priority Class A Common Shares to such number of shares as shall be sufficient for such purpose.

          (o)     Notices.  Any  notice  required  by  the  provisions  of  this
                  -------
Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Trust.

          (p)     Payment  of  Taxes.  The  Trust  shall  pay any and all stamp,
                  ------------------
transfer and other similar taxes payable or determined to be payable in connection with the issuance of the Series A Preferred Shares and all Priority Class A Common Shares issuable upon exchange of the Convertible Preferred Units, or conversion of the Series A Preferred Shares.

     5.     Voting  Rights.
            --------------

          (a)     General  Rights.  Holders  of  Series A Preferred Shares shall
                  ---------------
have the right to notice of and to vote, on an as converted basis, and as a single class with holders of Priority Class A Common Shares on all matters which holders of Priority Class A Common Shares have a right to vote by law, rules of any securities exchange on which any of the Trust's securities are listed, provision of the Declaration, or otherwise, and as a separate class on those matters set forth in Section 5(c) hereof; provided, however, that holders of Series A Preferred Shares shall not have the right to participate in the designation, election or removal of trustees except as provided in Section 5(b) below.

          (b)     Board  of  Trustees  Designees.  If a Voting Event (as defined
                  ------------------------------
below) occurs, the holders of the Series A Preferred Shares, voting separately as a class, shall, have the right to nominate and elect at least one member and in any event no less than 11.1% of the total members of the Board of Trustees (the "Series A Preferred Share Trustees") at each meeting of holders of shares
       ----------------------------------
of HT's shares of beneficial interest held (or pursuant to action by written consent taken) for the purpose of electing members of the Board of Trustees.
Further, if either (x) the Trust fails to pay in full for two consecutive quarters the dividend required pursuant to Section 2 hereof, or the Operating Partnership, pursuant to the HLP Agreement , fails to pay two consecutive quarterly dividends or distributions with respect to its 10.5% Series A Preferred Units (the "Convertible Preferred Units"), as the case may be, or (y)
                       ---------------------------
the Trust fails to maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, (the "Code"), then, upon notice
                                                       ----
from  the holders of a majority of the Series A Preferred Shares outstanding (if any), either (A) 40% of the Board of Trustees shall resign and the holders of a majority of the Series A Preferred Shares shall have the right to elect members to the Board of Trustees to fill the vacancies created by such resignations, or
(B) the Trust shall cause (and promptly take all Trust action as may be necessary to cause) the Declaration and/or the Trust's Bylaws to be amended to increase the size of the Board of Trustees and the holders of a majority of the Series A Preferred Shares outstanding (if any) shall have the right to elect such number of members of the increased Board of Trustees as shall constitute 40% of the number of members of the increased Board of Trustees. In the event 40% of the Board of Trustees, absent an increase, does not equal a whole number of Trustees, the Trust shall cause (and promptly take all Trust action as may be necessary to cause) the Declaration and/or the Trust's Bylaws to be amended to increase or decrease (at the option of the Trust) the size of the Board of Trustees such that 40% of the total number of Trustees that the holders of a majority of the outstanding Series A Preferred Shares have the right to elect shall equal a whole number of Trustees. While such voting rights continue, only the holders of a majority of the Series A Preferred Shares shall nominate and elect the Series A Preferred Share Trustees and the Series A Preferred Share Trustees shall be removed and replaced and their vacancies filled only by the affirmative vote of the holders of a majority of the Series A Preferred Shares. One Series A Preferred Share Trustee shall be a member of all committees and sub-committees of the Board of Trustees. In the event such Series A Preferred Share Trustee shall, by virtue of any law or the rules and regulations of the SEC or any national securities exchange  on  which  the  Trust's  Priority Class A Common Shares are listed for trading, be precluded from being a member of the Trust's audit or other committee, then the Series A Preferred Share Trustee shall have the right to observe and be present, but not vote, at all such committee meetings and shall have all other rights attendant to members of such committees but shall not be counted for purposes of determining whether a quorum is present. A "Voting
                                                                         -------
Event"  shall  mean  any  of: (w) the receipt by the holder of a majority of the
----
Series A Preferred Shares of a favorable ruling (a "Private Letter Ruling") from
                                                    ---------------------
the Internal Revenue Service which permits such holder of a majority of the Series A Preferred Shares to continue to qualify as a real estate investment trust within the meaning of Section 856 et seq. of the Code in the event such securities qualified as securities described in Section 856(c)(4)(A) of the Code as of the close of a quarter but failed to so qualify as of the close of a subsequent quarter and also failed to satisfy the requirements of Section 856(c)(4)(B)(iii) of the Code as of the close of such subsequent quarter or the close of any quarter thereafter, provided certain other requirements are met,
(x) a change in law providing for relief comparable to that sought in the above referenced Private Letter Ruling, (y) the receipt by the holder of a majority of the Series A Preferred Shares of an opinion of counsel that is consistent with the relief sought in the above referenced Private Letter Ruling, or (z) a transfer of Convertible Preferred Units whereby the holder of a majority of the Series A Preferred Shares was a transferee of Convertible Preferred Units of the Operating Partnership which were converted into Series A Preferred Shares and such holder of a majority of the Series A Preferred Shares could hold such securities without causing such holder to violate the requirements of Section 856(c)(4) of the Code in the event such securities were to fail to qualify as securities defined in Section 856(c)(4)(A) of the Code and 856(c)(4)(B)(iii) of the Code as of the close of any quarter (including, for this purpose, a holder of Series A Preferred Shares which has not made an election to be taxable as a real estate investment trust pursuant to the provisions of Section 856 et.seq. of the Code). The right to nominate and elect members of the Board of Trustees hereunder shall only exist at such times as holders of the Series A Preferred Shares hold that number of Series A Preferred Shares and other convertible and exchangeable securities that represents, on an as converted/exchanged basis, at least 5% of the HT Common Shares then issued and outstanding, on a fully diluted basis (which shall assume the conversion and/or exchange of all the Trust's and the Operating Partnership's securities convertible into or exchangeable for HT Common Shares):

          (c)     Separate  Class  Voting Rights.  In addition to any other vote
                  ------------------------------
or consent required herein or by law, the vote or written consent of the holders of at least a majority of the then outstanding Series A Preferred Shares shall be necessary for effecting the following actions, except for any such action that provides that all holders of Series A Preferred Shares shall as a result of and simultaneously with such action receive a distribution of cash which is not less than the Liquidation Preference, plus the applicable Premium calculated pursuant to Section 4(l)(iii), provided, that the
                                                              --------
separate voting rights of the holders of Series A Preferred Shares described in clauses (v), (vi), (vii), (x) and (xi) below, shall only exist at such times as holders of the Series A Preferred Shares hold that number of Series A Preferred Shares that represents on an as converted basis at least 5% of the HT Common Shares then issued and outstanding, on a fully diluted basis (which shall assume the conversion and/or exchange of all the Trust's and the Operating Partnership's securities convertible into or exchangeable for HT Common Shares):

               (i) (A) any authorization or any designation, whether by reclassification or otherwise, of any new class or series of shares of beneficial interest or any other security convertible into equity securities of the Trust (or any increase in the authorized or designated number of any such new class or series) ranking senior to the Series A Preferred Shares as to payment of dividends, distribution of assets upon liquidation, dissolution or winding-up (whether voluntary or involuntary), voting or otherwise; or (B) other than in connection with a "Voting/Preemptive Rights Carve Out Event" as defined below, any issuance of any class or series of equity interest of the Trust or the Operating Partnership prior, in the case of the events set forth in this Subsection (i)(B), to the first to occur of (1) the issuance and sale of an aggregate 250,000 Convertible Preferred Units pursuant to the terms of the Securities Purchase Agreement or (2) a "SPA Termination," defined as the termination of the Securities Purchase Agreement pursuant to Section 7.1 or 7.2 of the Securities Purchase Agreement. As used herein, "Voting/Preemptive Rights Carve Out Event" shall mean (w) at any time after the consummation of the First Closing and the Second Closing under the Securities Purchase Agreement, the issuance of Common Units in exchange for a contribution of properties to the Operating Partnership approved by the Board of Trustees, (x) the issuance of Class B Common Shares upon redemption of Common Units, pursuant to the HLP Agreement, (y) the issuance of any securities pursuant to an Approved Employee Benefit Plan, which plans shall issue, in the aggregate, no more than 650,000 shares of HT Class A Common Shares or (z) the issuance of securities pursuant to a DRIP;

                    (ii) Any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Junior Securities or any partnership or other interest in the Operating Partnership (other than the issuance of Class B Common Shares upon redemption of Common Units) in accordance with Section 8.05 of the HLP Agreement;

                    (iii) Any action that results in the declaration or payment of dividends or any other distribution, direct or indirect on account of the Junior Securities, or any partnership or other interest in the Operating Partnership or the setting aside of any funds for any such purpose provided,
                                                                       --------
that no such vote or consent shall be required if the Trust or the Operating Partnership (as the case may be) is not in default of its obligations to pay quarterly dividends on the Series A Preferred Shares or quarterly distributions on the Convertible Preferred Units at the time of such action;

                    (iv) Any action that results in any amendment, alteration, or repeal (by merger or consolidation or otherwise) of any provisions of these Articles

Supplementary, the Declaration, the Trust's Bylaws, or of the HLP Agreement, the certificate of limited partnership of the Operating Partnership or any certificate amendatory thereof which eliminates, amends or affects any term (adversely or otherwise) of the Series A Preferred Shares and/or the Class A Shares or shares of any series ranking senior to the Series A Preferred Shares, including, without limitation, the redemption, dividend, voting, preemptive, antidilution and other powers, rights and preferences of such shares or adversely affects any holder thereof;

                    (v) Any action where the Trust, the Operating Partnership or any of its or their subsidiaries merges with or into or consolidates with any other entity;

                    (vi) Any action where the Trust, the Operating Partnership or any of its or their subsidiaries directly or indirectly sells, leases (other than in the case of operating leases entered into in the Trust's and/or the Operating Partnership's ordinary course of business), transfers, conveys or assigns (whether in a single transaction or series of related transactions) all or substantially all of the Trust's, the Operating
Partnership's  or  any  of  its  or  their  subsidiaries  assets;

                    (vii) All transactions involving the Trust, the Operating Partnership or any of its subsidiaries of the type referred in paragraph (a) of Rule 145 under the Securities Act of 1933, as amended, and all transactions involving the Trust constituting a change-in-control within the meaning of Rule 14(f) under the Securities Exchange Act of 1934, as amended;

                    (viii) Any action where the Trust, the Operating Partnership or any of its or their subsidiaries files any voluntary, or consents to the filing of any involuntary, petition for relief under title 11 of the United States Code or any successor statute or under any reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law with respect to the Trust, the Operating Partnership or any of its or their subsidiaries;

                    (ix) Any action where the Trust, the Operating Partnership or any of its or their subsidiaries appoints or consents to, or acquiesces in, the appointment of a receiver, conservator, trustee or other similar official charged with the administration, control, management, operation, liquidation, dissolution or valuation of the Trust, the Operating Partnership or any of their subsidiaries, or any of their respective businesses or assets;

                    (x) Any action where the Trust, the Operating Partnership or any of its or their subsidiaries, or Hersha Hospitality Management, L.P., a Pennsylvania limited partnership, on the one hand, engages in any transaction with an affiliate of the Trust on the other hand, provided, however, to the extent such transactions are of the type which, but for their affiliated nature, would fall within the ordinary course of business and day-to day affairs of the Trust, such actions need not be approved on a transaction-by-transaction basis but may be entered into pursuant to annual budgets and purchase plans approved by the holders of the Series A Preferred
Shares.  For  purposes  of  this  provision  and  these  Articles Supplementary,
"affiliate",  and  all  derivations thereof, shall have the meaning set forth in
 ---------
Rule 12b-2 of the Exchange Act and shall include, without limitation, for the avoidance of doubt, (a) the trustees and senior officers of HT, HLP and any Subsidiary, his or her spouse, parent, sibling, mother-in-law, father in-law, brother-in-law, sister-in-law, aunt, uncle, or first cousin, (b) any Person directly or indirectly owning, controlling or holding the power to vote 5% or more of the outstanding voting securities of HT, HLP or any Subsidiary, and (c) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by HT, HLP or any subsidiary.

                    (xi) The conduct by the Trust of any trade or business or the ownership of any asset (other than partnership interests in the Operating Partnership), in each case, other than through the Operating Partnership;

                    (xii) For the Trust, the Operating Partnership or any of its or their Subsidiaries to engage in any business where either the operation of such business or ownership of the assets related to such business will result in the Trust failing to satisfy the provisions of Section 856 of the Code;

                    (xiii) The termination of the Trust's status as a REIT for federal income tax purposes; and

                    (xiv) Any agreement to do any of the transactions set forth in this Section.

     6.     Preemptive  Rights.
            ------------------

     Pursuant to Article VIII, Section 3 of the Declaration, each of the holders of the Series A Preferred Shares shall have the following preemptive rights:

          (a)     Sale.  At  all times commencing on the Original Issue Date and
                  ----
terminating three years thereafter, before the Trust offers to any party (a "Sale") any shares of any class or series or any equity security, or any
 ----
obligation or instrument convertible into or exchangeable for shares of any class or series of equity security of the Trust (the "Offered Securities"),
                                                           ------------------
other than in connection with the issuance of securities pursuant to a Voting/Preemptive Rights Carve Out Event, the Trust shall provide written notice at least fifteen (15) days in advance of the consummation of such Sale (the "Offer Notice") to each holder of Series A Preferred Shares. The holders of
 -------------
Series A Preferred Shares shall have no rights under this Section 6 in connection with the ultimate conversion or exchange of convertible or exchangeable securities if, prior to issuing such convertible or exchangeable securities, such convertible or exchangeable securities were offered to the holders of Series A Preferred Shares pursuant to this Section 6.

          (b)     Offer.  The  Offer  Notice  shall  be  irrevocable  and  shall
                  -----
constitute an offer by the Trust to sell to each holder of the Series A Preferred Shares at the per share sale price which the Trust would receive upon consummation of such proposed Sale (the "Sales Price") up to such number of
                                              -----------
Offered Securities (or in the event the Trust desires to sell a fixed number of securities to a particular third party, such number of additional securities of the same class or series to permit the Trust to sell such fixed number of securities to such third party and satisfy its obligations under this Section 6) equal to the percentage which (i) the total number of shares of Priority Class A Common Shares into which such holders' equity securities in the Trust and the Operating Partnership are convertible plus the number of Priority Class A Common Shares such Holder then holds, bears to (ii) the total number of shares of Priority Class A Common Shares into which any outstanding equity securities of the Trust and the Operating Partnership (which are convertible into Priority Class A Common Shares) are convertible plus the total number of Priority Class A Common Shares then issued and outstanding (the "Pro Rata Share").
 ----------------

          (c)     Response Period.  Each holder of the Series A Preferred Shares
                  ---------------
shall have a period of fifteen (15) days after receipt of the Offer Notice in which to elect to purchase up to its Pro Rata Share of the Offered Securities at the Sales Price, such election to be made by such holder by written notice (the "Acceptance Notice"). Each Acceptance Notice shall also specify the maximum
 ------------------
amount of additional Offered Securities which such holder desires to purchase in the event any other Holder fails to elect to purchase all of its Pro Rata Share of Offered Securities pursuant to the immediately preceding sentence on a timely basis or elects in writing not to do so (such unpurchased Offered Securities are hereinafter referred to as the "Remaining Securities"). In the event that there
                                --------------------
are Remaining Securities available for purchase, each holder of the Series A Preferred Shares having specified in its Acceptance Notice a desire to purchase such Remaining Securities shall purchase such Remaining Securities on a pro rata basis (up to the amount of Remaining Securities specified by such holder in its Acceptance Notice), or in such other proportions as such holders may all agree, on the terms set forth herein.

          (d)     Closing  and Payment.  The closing of the sale and delivery of
                  --------------------
the share certificates representing the Offered Securities purchased hereunder by any such holder of the Series A Preferred Shares, and payment therefor (which shall be made by wire transfer in immediately available funds to an account designated by the Trust), shall be at a time and place designated by the Trust on the tenth (10th) day following the Trust's receipt of such holder's Acceptance Notice or such later date agreed to by a majority of the participating holders of Series A Preferred Shares. The closing of any sale of Offered Securities to the participating holders of Series A Preferred Shares shall be conditioned on the closing of the initial proposed Sale.

          (e)     Authorization  of  Securities.  The  Trust  shall reserve from
                  -----------------------------
time to time a sufficient number of Priority Class A Common Shares so that the holders of the Series A Preferred Shares may exercise the rights set forth in this Article 6 hereof to the fullest extent permitted hereunder.
      ----------

     7.     Tax  Procedures.  While  any  Series  A  Preferred  Shares  are
            ---------------
outstanding, the Trust shall (i) maintain such controls and procedures designed to ensure REIT compliance as are specified pursuant to Section 5.2(s) of the Securities Purchase Agreement, and (ii) within a reasonable period of time prior to consummation of any acquisition, disposition or other extraordinary corporate transaction, deliver to holders of the Series A Preferred Shares, any summary of the material terms and an analysis of the federal and state tax implications of such transaction delivered to any member of the Board of Trustees.

     8.     Appraisal  Rights.  Each  holder  of Series A Preferred Shares shall
            -----------------
have the same rights to require the Trust to make payment of the fair value of its shares in an appraisal or similar proceeding, as set forth in Title 3
Subtitle  2  of  the  MGCL.

     9.     No Waiver.  Except as otherwise modified or provided for herein, the
            ---------
holders of Series A Preferred Shares shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under applicable law.

     10.     No  Impairment.  The  Trust  shall  not  by  amendment  of  its
             --------------
Declaration, or these Articles Supplementary, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Trust but will at all times in good faith, assist in the carrying out of all the provisions of these Articles Supplementary and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder to the holders of the Series A Preferred Shares against impairment.

     SECOND: The Series A Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration.

     THIRD: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

     FOURTH: The undersigned President and Chief Executive Officer acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed on behalf of the Trust by its President and Chief Executive Officer and attested to by its Secretary this 21st day of April 2003.

                                          By: /s/ Hasu P. Shah
                                          Hasu P. Shah
                                          President and Chief Executive Officer

Attest:


By: /s/ Kiran P. Patel
    Kiran P. Patel
    Secretary